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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

     Name                                    Jurisdiction of Incorporation
     ----                                    -----------------------------
IRORI Europe, Ltd.                           England

Discovery Technology, Ltd.                   Switzerland

ChemRx Advanced Technologies, Inc.           Delaware

Structural Proteomics, Inc.                  New Jersey

IRORI, Inc.                                  Delaware